UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 17, 2013

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(413) 781-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2013, the board of directors of Smith & Wesson Holding Corporation adopted the Smith & Wesson Nonqualified Supplemental Deferred Compensation Plan (the “Plan”) to be effective as of March 1, 2014. The Plan is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Plan provides deferred compensation benefits to a select group of management or highly compensated employees, as selected (in each case) by our company and participating affiliates.

The Plan allows participants to prospectively elect to defer up to 50% of base salary and up to 100% of certain cash bonuses. In the event that salary deferred into the Smith & Wesson Corp. Profit Sharing and Investment Plan (the “401(k) Plan”) must be returned to participants under the Code’s 401(k) rules, a comparable amount of salary will automatically be deferred into the Plan on their behalf. In addition, our company and participating affiliates will make non-elective contributions to the extent necessary to compensate participants for the amount of their “profit sharing” contribution that cannot be made to the 401(k) Plan due to the limitations of Section 415 of the Code. Additional discretionary non-elective contributions may also be made. Participant deferrals and non-elective contributions are at all times 100% vested.

A participant’s deferrals and non-elective contributions are credited to a deferred compensation account and held in a “rabbi trust” until the occurrence of an applicable distributable event. All of the assets of the rabbi trust will be subject to the claims of creditors of our company and participating affiliates, as applicable. The distributable events include the following:

•	separation from service with our company and its affiliates;

•	death;

•	disability;

•	specified time designated by the participant in his or her deferral agreement;

•	a change in control of our company; and

•	unforeseeable emergencies.

Distributable amounts are paid in the form of a lump sum cash payment or, for certain distributions, in a fixed number of cash installment payments, as elected by the participant.

A menu of investment options will be made available to participants to determine the amount of earnings, gains, or losses to be credited to their accounts under the Plan. Each participant will be able to select from such investment options, the investment options to be used to determine the earnings, gains, and losses to be credited to the deferred amounts. We are not required to invest a participant’s account in the investment options selected because they are used only for purposes of determining the earnings, losses, and gains to be credited to a participant’s account. We retain the discretion to amend or terminate the Plan at any time (provided no such action affects a participant’s right to receive the full amount of his or her account balance).

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Plan’s adoption agreement, which is attached hereto as Exhibit 10.107 and incorporated herein by reference, and (ii) the Plan document, which is attached hereto as Exhibit 10.108 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

10.107	Adoption Agreement to the Smith & Wesson Nonqualified Supplemental Deferred Compensation Plan

10.108	Smith & Wesson Nonqualified Supplemental Deferred Compensation Plan Document

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: December 20, 2013	By:	/s/ Robert J. Cicero
Robert J. Cicero
Vice President, General Counsel, Chief Compliance Officer, and Secretary

EXHIBIT INDEX

Number	Exhibits

10.107	Adoption Agreement to the Smith & Wesson Nonqualified Supplemental Deferred Compensation Plan

10.108	Smith & Wesson Nonqualified Supplemental Deferred Compensation Plan Document